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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934
                                _______________

      [NAME IN CHINESE OF JITONG NETWORK COMMUNICATIONS COMPANY LIMITED]
            (Exact name of registrant as specified in its charter)

                 Jitong Network Communications Company Limited
                (Translation of Registrant's name into English)

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
        The People's Republic of China                         Not Applicable
(State or other jurisdiction of incorporation or    (I.R.S. Employer Identification No.)
                organization)

                             East Wing, 9th Floor
                         Beijing Capital Times Square
                      No. 88 West Chang An Avenue, 100031
                    Beijing, The People's Republic of China
                   (Address of principal executive offices)
                                _______________

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
If this form relates to the registration of a class of    If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange      securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction      Act and is effective pursuant to General Instruction
A.(c), please check the following box.  [X]               A.(d), please check the following box.  [_]

Securities Act registration statement file number to which this form relates:  _______________
                                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


            Title of each class                       Name of each exchange on which
            to be so Registered                       each class is to be registered
            -------------------                       ------------------------------
American Depositary Shares, each representing    The Nasdaq National Market
4 overseas listed foreign invested shares

Overseas listed foreign invested shares, par     The Nasdaq National Market (not for trading, but
value RMB1.00 per share                          only in connection with the registration of
                                                 American Depositary Shares)
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Securities to be registered pursuant to Section 12(g) of the Act:  None.
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Item 1.    Description of Registrant's Securities to be Registered.

     The description of the Registrant's overseas listed foreign invested shares, par value RMB1.00 per share (the "H Shares") and the description of the American Depositary Shares representing such H Shares set forth under the captions "Description of Share Capital" and "Description of American Depositary Shares" contained in the prospectus included in the Registrant's registration statement (the "Registration Statement") filed on Form F-1 (File No. 333-49244) are incorporated by reference herein.

Item 2.    Exhibits.

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
Exhibit     Description
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
1.          Articles of Association of the Registrant (incorporated by reference to exhibit 4.1 to the Registration Statement)
2.          Form of H Share certificate (incorporated by reference to exhibit
            4.2 to the Registration Statement)
3.          Form of Deposit Agreement (incorporated by reference to exhibit 4.3 to the Registration Statement)
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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               Jitong Network Communications Company Limited


  Date: November 10, 2000      By:      /s/ Qi Mingqiu
                                     ------------------------------------------
                                     Qi Mingqiu
                                     Chairman of the Board